REVOLVING CREDIT AGREEMENT


			   DATED AS OF APRIL 16, 1996


				 BY AND AMONG


		       ALLBRITTON COMMUNICATIONS COMPANY
			       AS THE BORROWER

	     THE FINANCIAL INSTITUTIONS PARTY HERETO AS THE BANKS

				    AND


		      THE FIRST NATIONAL BANK OF BOSTON,
				 AS AGENT


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			      TABLE OF CONTENTS

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			REVOLVING CREDIT AGREEMENT
			--------------------------


      This REVOLVING CREDIT AGREEMENT is made as of the 16th day of April, 1996, by and among ALLBRITTON COMMUNICATIONS COMPANY a Delaware corporation having its principal place of business at 800 17th Street, N.W., Suite 301, Washington, D.C. 20006 (the "Borrower"), the financial institutions listed on
Schedule 1.1 hereto (the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (the "Agent").

1.  DEFINITIONS AND RULES OF INTERPRETATION.
    ----------- --- ----- -- --------------
      1.1  Definitions.

      The following terms shall have the meanings set forth in this 1 or elsewhere in the provisions of this Credit Agreement referred to below:

      ACC 11 1/2% SENIOR SUBORDINATED DEBENTURES. The 11 1/2% Senior Subordinated Debentures due August 15, 2004 of the Borrower issued pursuant to the ACC 11 1/2% Senior Subordinated Indenture.

      ACC 11 1/2% SENIOR SUBORDINATED INDENTURE. The Indenture, dated August 26, 1992, by and among the Borrower and State Street Bank and Trust Company, as Trustee, governing the ACC 11 1/2% Senior Subordinated Debentures.

      ACC 9 3/4% SUBORDINATED DEBENTURES. The 9 3/4% Subordinated Debentures due November 30, 2007 of the Borrower issued pursuant to the ACC 9 3/4% Subordinated Indenture.

      ACC 9 3/4% SUBORDINATED INDENTURE. The Indenture, dated February 6, 1996, by and among the Borrower and State Street Bank and Trust Company, as Trustee, governing the ACC 9 3/4% Subordinated Debentures.

      AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

      AGENT.  The First National Bank of Boston acting as agent for the Banks.

      AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould of Boston, Massachusetts, or such other counsel as may be approved by the Agent.

      APPLICABLE LAW. Means and includes statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority.


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      APPLICABLE MARGIN.  With respect to any fiscal quarter of the Borrower, the applicable percentage set forth below opposite the Leverage Ratio determined for the most recently ended fiscal quarter for which the Borrower has delivered financial statements pursuant to 6.4(a) or (b):

			       Eurodollar
				  Rate               Base Rate
			       Applicable            Applicable
Leverage Ratio                   Margin                Margin
- --------------                 ----------            ----------

Greater than or                2.00%                 0.75%
equal to 5.5:1.0

Less than 5.5:1.0              1.75%                 0.50%
but greater than
or equal to 5.0:1.0

Less than 5.0:1.0              1.50%                 0.25%
but greater than
or equal to 4.5:1.0

Less than 4.5:1.0              1.25%                 0.00%
but greater than
or equal to 4.0:1.0

Less than 4.0:1.0              1.00%                 0.00%

provided, that if the Borrower's financial statements are not furnished to the Banks pursuant to 6.4(a) or (b) hereof within five (5) Business Days after the relevant period of time specified in 6.4, the Applicable Margin with respect to all Loans shall be 2.00% (or .75%, for Base Rate Loans) during the period commencing on the date such statements are due and (provided that such financial statements are subsequently furnished to the Banks) ending on the date two (2) days following the delivery to the Agent of the financial statements to be furnished pursuant to 6.4(a) or (b) for the appropriate period.

      Approval. Relative to the Borrower and its Subsidiaries, each approval, consent, filing or registration by or with any Governmental Authority or any creditor or shareholder of the Borrower or any of its Subsidiaries necessary to authorize or permit the execution, delivery or performance by the Borrower or any


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				       -3-

such Subsidiary of this Credit Agreement or any Security Document to which the Borrower or such Subsidiary is a party or the validity or enforceability of the Credit Agreement or any such Security Document against the Borrower or any such Subsidiary.

      Assignment and Acceptance.  See 17.1.

      Balance Sheet Date.  September 30, 1995.

      Bank of Boston. The First National Bank of Boston, in its individual capacity.

      Banks. The financial institutions listed on Schedule 1.1, and any of their successors and assigns.

      Base Rate. The greater of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts as its "base rate" and (b) the Federal Funds Rate plus one-half of one percent (.5%).

      Base Rate Loans. All Loans interest in respect of which is determined with reference to the Base Rate.

      Borrower.  Allbritton Communications Company, a Delaware corporation.

      Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and which is also a Eurodollar Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises, licenses and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Generally Accepted Accounting Principles.

      Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles.

      Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting
Principles.

      CERCLA.  See 5.16.


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      Closing Date.  April 16, 1996.

      Closing Fee.  See 9.9.

      Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

      Commitment. With respect to each Bank, the amount set forth in the column labeled Commitment opposite such Bank's name on Schedule 1.1 hereto, as the same may be reduced from time to time.

      Commitment Fee.  See 2.2.

      Commitment Percentage. With respect to each Bank, the percentage set forth opposite such Bank's name on Schedule 1.1 thereto, as the same may be amended.

      Communications Act. The Federal Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder as in effect from time to time.

      Communications Regulatory Authority. Any communications regulatory commission, agency, department, board or authority (including, without limitation, the FCC).

      Compliance Certificate.  See 6.4 (c)

      Consolidated or Certificate. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting
Principles.

      Consolidated EBITDA.  For any period, an amount equal to (a) the sum of
(i) Consolidated Net Income for such period, plus (ii) depreciation, amortization and all other non-cash charges for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income, Consolidated
Total Interest Expense and taxes paid or payable for such period, plus (iv) the amount of Net Securities Proceeds received by the Borrower from Investments in the equity of the Borrower during such period (provided that the aggregate amount of Net Equity Proceeds included in Consolidated EBITDA from the Closing
Date shall not exceed $5,000,000) less (b) Corporate Overhead for such period to the extent not deducted in the calculation of Consolidated Net Income.

      For purposes of determining the Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (A) there shall be excluded from Consolidated
EBITDA all EBITDA attributable to any Station or other property sold or disposed of by the Borrower and its Subsidiaries other than in the ordinary course of business during such period as if such Station or other property were not owned at any time by the Borrower and its Subsidiaries during such period, and (B) there


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shall be included in such Consolidated EBITDA all EBITDA attributable to any
Station or other property acquired by the Borrower and its Subsidiaries other than in the ordinary course of business during such period as if the property were owned by the Borrower and its Subsidiaries at all times during such period.

      For all purposes of this Credit Agreement, the "EBITDA" of the Borrower or attributable to any Station or other property for any period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated EBITDA, but on a non-consolidated basis. The determination of the "EBITDA" of any Station shall account for only those items included in the definition of Consolidated EBITDA that are directly attributable to such Station and the operation thereof and shall not include, for any period prior to the acquisition by the Borrower or any Subsidiary of any Station, any corporate overhead or similar charges of the prior owner of such Station.

      For purposes of calculating Consolidated EBITDA for any period prior to the Closing Date, interest income of the Borrower for such period shall be determined assuming that the Borrower held cash equivalents throughout such period in amounts equal to the amount of cash equivalent held by the Borrower on the Closing Date, and that interest income from such cash equivalents shall have accrued throughout such period at a rate equal to the rate at which interest income accrued on the cash equivalents of the Borrower for the 30-day period prior to the Closing Date.

      CONSOLIDATED EXCESS CASH FLOW.  With respect to the Borrower and its
Subsidiaries and any particular fiscal period, an amount equal to (a)
Consolidated EBITDA (without taking account of any adjustments required by the second paragraph of the definition thereof) for such period, less (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness (other than Indebtedness in respect of the Loans) of the Borrower or any of its Subsidiaries paid or due and payable during such period, other than (A) any repayment of principal of any Indebtedness from the proceeds of Indebtedness permitted hereby, and (B) any repayments of principal of Indebtedness from the proceeds of any sale of assets to the extent that the gain from any such sale is not included in Consolidated Net Income pursuant to clause (a) of the definition thereof, plus (iii) any repayments of principal of the Loans during such period, but only to the extent that such repayments were (A) required to reduce the outstanding principal of the Loans to the amount of the Total Commitment, or (B) accompanied by corresponding permanent reductions in the Total Commitment, plus (iv) cash payments made during such period on account of Capital Expenditures (excluding Capital Expenditures financed from the proceeds of permitted Indebtedness or insurance or through Capitalized Leases), plus (v) federal and state income taxes paid during such period.

      CONSOLIDATED NET INCOME. For any period, the net income of the Borrower and its Subsidiaries for such period, after deduction of all expenses, taxes, and other


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proper charges for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, after eliminating therefrom (a) all extraordinary nonrecurring gains or losses, including, without limitation, any gains (or losses) from any Sale of any Station or other assets, and (b) non-cash dividends or non-cash distributions from Investments, but without any reduction on account of any minority interest in a Majority-Owned Subsidiary.

      CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or payable in cash by the Borrower or any of its Subsidiaries during such period on all Funded Debt of the Borrower or any of its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including Commitment Fees payable pursuant to 2.2.

      For purposes of determining the Consolidated Total Interest Expense for any period (a) a portion of which falls prior to and includes the Closing Date, the Consolidated Total Interest Expense for the portion of such period prior to and including the Closing Date (the "Pro-Forma Period") shall be determined as if (i) the Consolidated Funded Debt (other than Loans) of the Borrower and its Subsidiaries outstanding as of the Closing Date was outstanding throughout the Pro-Forma Period, (ii) the interest rate payable with respect to any particular item of Consolidated Funded Debt of the Borrower and its Subsidiaries during the Pro-Forma Period was at all times during the Pro-Forma
Period equal to the interest rate payable on such item of Consolidated Funded
Debt on and as of the Closing Date, and (iii) all such interest was payable on a periodic basis throughout the Pro-Forma Period in a manner consistent with the terms of the instruments governing such Consolidated Funded Debt as of the Closing Date; and (b) any acquisition or Sale of any Station or other property of the Borrower or any of its Subsidiaries which occurred during such period as permitted pursuant to 7.5 shall be deemed to have occurred immediately prior to such period and Consolidated Total Interest Expense shall be determined as if (i) any Indebtedness incurred in connection with such acquisition or repaid in connection with such Sale (other than any such repayment of Loans if such repayment was not accompanied by a simultaneous reduction in like amount of the Total Commitment) was incurred or repaid, as the case may be, immediately prior to such period and (ii) the interest rate payable with respect to any increase in Indebtedness in connection with such acquisition which was outstanding during all or any part of such period was at all times equal to the rate of interest payable with respect to such Indebtedness on the last day of the period for which Consolidated Total Interest Expense is to be determined or, if earlier, the last day on which such Indebtedness was outstanding.

      CONTINUATION OR CONVERSION NOTICE. A notice given by the Borrower to the Agent in accordance with 3.2 pursuant to which the Borrower notifies the Agent of its election to continue a Eurodollar Rate Loan for a particular Interest
Period, or to convert any Base Rate Loans to Eurodollar Rate Loans for a particular Interest Period.


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				       -7-

      CORPORATE OVERHEAD. For any period, that portion of the overhead expenses of the Borrower and its Subsidiaries, on a consolidated basis, for such period which are not directly allocable to the operations of any of the Stations and other operating assets of the Borrower and its Subsidiaries, calculated on a basis consistent with historical financial statements of the Borrower. Corporate Overhead shall include without duplication the amount of salaries and bonuses paid to the management of the Borrower, except to the extent directly allocable to the operation of any Stations in accordance with the Borrower's historic accounting practices.

      CREDIT AGREEMENT.  This Revolving Credit Agreement, including the
Schedules and Exhibits hereto.

      DEFAULT.  See 11.

      DOLLARS.  Dollars in lawful currency of the United States of America.

      DRAWDOWN DATE. The date on which any Loan is made or is to be made in accordance with 2.1.

      ELIGIBLE ASSIGNEE. Any bank, insurance company, commercial finance company or other financial institution approved, in each case, by the Borrower and the Agent, such approval not to be unreasonably withheld.

      ENVIRONMENTAL LAWS.  See 5.16.

      ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

      ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under 414 of the Code.

      ERISA REPORTABLE EVENT.  A reportable event with respect to a Guaranteed
Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      ESCROW PROCEEDS. Proceeds released from escrow under the Pledge and Escrow Agreement.

      EUROCURRENCY RESERVE RATE.  For any day with respect to a Eurodollar Rate
Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency
Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

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      EURODOLLAR BUSINESS DAY.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such on Schedule 1.1 hereto and, thereafter, such other office of such Bank, if any, that shall be making or maintaining Loans.

      EURODOLLAR RATE.  For any Interest Period with respect to a Eurodollar
Rate Loan, the rate of interest equal to (a) the arithmetic average (rounded upwards to the nearest 1/16 of one percent) of the rates per annum at which each Reference Bank's Eurodollar Lending Office is offered Dollar deposits two
Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., New York time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

      EURODOLLAR RATE LOANS. All Loans interest in respect of which is determined with reference to the Eurodollar Rate.

      EVENT OF DEFAULT.  See 11.

      FCC. The United States Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States).

      FCC LICENSE. Any radio, television or other license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

      FEDERAL FUNDS RATE. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

      FUNDED DEBT. In relation to any Person at any time, all Indebtedness for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid) of such

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                                -9-

Person, all guaranty or other contingent obligations of such Person in respect of any such Indebtedness of any other Person, the liquidation value of all preferred stock at such time (other than any preferred stock which is not redeemable at the option of the holder), all obligations of such Person constituting Capitalized Lease Obligations and all obligations of such Person for the deferred purchase price of property or services (except, in any event, trade payables, payment obligations in respect of film license contracts of any Station, in each case arising in the ordinary course of business, and obligations under leases which do not constitute Capitalized Lease
Obligations).

      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are consistent with the principles promulgated or adopted by the Financial Accounting
Standards Board and its predecessors in effect for the fiscal year ended on the Balance Sheet Date, and to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date.

      GOVERNMENTAL AUTHORITY.  Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or
arbitrator.       Guaranteed Pension Plan.  Any pension plan maintained by the
Borrower or any of its Subsidiaries, or to which the Borrower or any of its
Subsidiaries contributes, that is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

      HAZARDOUS SUBSTANCES.  See 5.16.

      INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles would be classified upon the obligor's balance sheet as liabilities, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all redemption obligations in respect of any redeemable preferred stock (calculated at the liquidation value thereof); and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

      INTEREST PAYMENT DATE.  As to any Loan in respect of which the Interest
Period is (i) three (3) months or less, the last day of such Interest Period and (ii)

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more than three (3) months, the date that is three (3) months from the Drawdown
Date thereof and the last day of such Interest Period.

      INTEREST PERIOD. With respect to each Eurodollar Rate Loan, (a) initially, the period commencing on the date such Loan is made and ending on the last day of a period of either seven (7) days or one (1), two (2), three
(3) or six (6) months as selected by the Borrower in a Loan Request for any Eurodollar Rate Loan, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate
Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Continuation Notice; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

		(i)  if any Interest Period with respect to a Eurodollar Rate
      Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar
      Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest
      Period shall end on the immediately preceding Eurodollar Business Day;

		(ii) any Interest Period that begins on the last Eurodollar
      Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall (except for any seven (7) day Interest Period) end on the last Eurodollar Business Day of a calendar month; and

		(iii)the Borrower may not select an Interest Period for any Eurodollar Rate Loan that would extend beyond the scheduled Maturity
      Date.

      INVESTMENTS.  All expenditures made and all liabilities incurred
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness) or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any cash amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      LEVERAGE RATIO.  As of any date of determination, the ratio of (i)
Consolidated Funded Debt of the Borrower and its Subsidiaries as at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on


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				       -11-

such date. For purposes of determining the Leverage Ratio as of any date on or prior to September 30, 1996, Consolidated Funded Debt of the Borrower and its Subsidiaries as at such date shall be reduced by the lesser of (A)
$20,000,000 or (B) the amount of cash and cash equivalents held by the Borrower at such date.

      LOAN DOCUMENTS.  This Credit Agreement, the Notes and the Security
Documents.

      LOAN REQUEST.  See 2.5.

      LOANS. Collectively, the loans advanced to the Borrower by the Banks pursuant to this Credit Agreement.

      MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

      MAJORITY-OWNED SUBSIDIARIES.  Collectively, (i) Harrisburg Television,
Inc. and (ii) TV Alabama Inc.

      MATURITY DATE. April 16, 2001, or such earlier date on which the outstanding Loans hereunder are declared due and payable pursuant to the terms of this Credit Agreement or on which the Total Commitment is terminated.

      MOODY'S.  Moody's Investors Service, Inc.

      MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of 3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA
Affiliate.

      NET DEBT PROCEEDS. With respect to the issuance of any instruments or other securities evidencing Indebtedness of the Borrower or any of its Subsidiaries that is not permitted by this Agreement, the gross amount of cash proceeds received by the Borrower or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, and printing expenses and governmental fees incurred in connection with such issuance and payable by the issuer of such instruments or other securities.

      NET DISPOSITION PROCEEDS. One hundred percent (100%) of the cash proceeds from any Sale of assets or other property other than any Sale of assets or other property permitted by 7.5(b), less to the extent applicable and without duplication (a) customary and reasonable amounts paid or payable in respect of brokerage fees incurred by the Borrower or any of its Subsidiaries in connection with such Sale, (b) other reasonable transaction costs incurred by the Borrower or any of its Subsidiaries in connection with such Sale, and
(c) sales or other gross receipts,


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				       -12-

income, or property transfer taxes, payable in cash by the Borrower or any of its Subsidiaries relating to such Sale; provided, that Net Disposition Proceeds shall not include the first $500,000 of such proceeds received by the Borrower and its Subsidiaries in any calendar year. If the Borrower or any of its Subsidiaries receives any promissory notes or other instruments as part of the consideration for such Sale or if payment in cash of any portion of the consideration for such Sale is otherwise deferred, Net Disposition Proceeds shall (to the extent such cash payments would constitute Net Disposition
Proceeds hereunder) be deemed to include any cash payments in respect of such notes or instruments or otherwise deferred portion of such consideration when and to the extent received by such Person. If the Borrower or any of its Subsidiaries receives any property (other than cash) as part of the consideration for any Sale, Net Disposition Proceeds from such Sale shall (to the extent such cash payments would constitute Net Disposition Proceeds hereunder) be deemed to include any cash payments in respect of such property when and to the extent received by such Person.

      NET INSURANCE PROCEEDS. The aggregate amount of proceeds received by the Borrower or any of its Subsidiaries in excess of $500,000 from any claim under a property or casualty insurance policy in connection with any property or casualty damage or loss that is not used within twelve (12) months after receipt of such proceeds to repair or replace the property damaged or otherwise to acquire assets useful in the business of the Borrower or any of its Subsidiaries.

      NET SECURITIES PROCEEDS. With respect to the issuance by the Borrower or any of its Subsidiaries of any capital stock (other than the issuance and sale by the Borrower of capital stock of the Borrower to Joe L. Allbritton or any Person of which Joe L. Allbritton owns, directly or indirectly, 100% of the outstanding capital stock, and the issuance and sale by any Subsidiary of the Borrower of capital stock of such Subsidiary to the Borrower or to any other
Subsidiary of the Borrower), the gross amount of cash consideration payable to or receivable by the Borrower or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, printing expenses, rating agency, stock exchange, trustee fees and similar reasonable and customary fees, and any governmental fees incurred in connection with such issuance and payable by the issuer of such capital stock. If the Borrower or any of its Subsidiaries receives any property (other than cash) as part of the consideration for any such issuance, Net Securities Proceeds shall be deemed to include any cash payments in respect of such property when and to the extent received by the Borrower or any of its Subsidiaries.

      NOTE RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record maintained by the Bank holding such Note with respect to any Loan.

      NOTES.  The promissory notes issued pursuant to 2.4 of this Credit
Agreement evidencing the Loans.


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

				       -13-

      OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Agent and/or the Banks, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of the Loans.

      OUTSTANDING OR OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      PBGC. The Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.

      PERMITTED ACQUISITION. Any acquisition of a Station by the Borrower or any of its Subsidiaries so long as, in each case:

      (a) on or prior to the closing date of such acquisition, the Borrower shall have delivered to the Agent and the Banks a certificate of the President or Chief Financial Officer stating that, based on, among other things, operating and financial projections and pro-forma financial statements delivered to the Agent and the Banks and certified by the President or Chief
Financial Officer of the Borrower as being consistent with historical results and results which can reasonably be expected for the future, immediately after giving effect to the Permitted Acquisition (including the making of any Loans and the incurrence or assumption of any Indebtedness in connection with such Permitted Acquisition) all covenants contained herein are reasonably expected to be satisfied on a pro forma basis through the period ending twenty-four months after the date of the Permitted Acquisition;

      (b) no Default or Event of Default is continuing immediately prior to such Permitted Acquisition, and no Default or Event of Default would result therefrom; and

      (c) if such Permitted Acquisition will be made through a new Subsidiary of the Borrower, the Borrower shall have pledged the capital stock of such Subsidiary to the Agent pursuant to the Pledge Agreement.

      PERMITTED LIENS. Liens, security interests and other encumbrances permitted by 7.2.

      PERSON. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      PLEDGE AGREEMENT. The Pledge Agreement, substantially in the form of Exhibit D attached hereto, to be executed and delivered to the Agent by Allbritton Group, Inc., the Borrower and its Subsidiaries on the Closing Date.


PAGE

      PRO FORMA DEBT SERVICE. With respect to any date of determination, the sum of all principal, interest and fees scheduled to be paid by the Borrower or any of its Subsidiaries with respect to Funded Debt of the Borrower and its Subsidiaries during the period of four consecutive fiscal quarters commencing on the date following such date of determination. For purposes of the foregoing calculation, (i) interest payable hereunder for the entire period shall be the interest rate which would be calculated hereunder on the date of determination for a three (3) month Interest Period commencing on such date for a Eurodollar Rate Loan in the aggregate principal amount equal to the aggregate principal amount of Loans outstanding on such date, (ii) the interest rate on any other Funded Debt during such period shall be the interest rate on such Funded Debt on the date of determination and (iii) the aggregate principal amount of Loans outstanding during each day of such period shall be deemed to be equal to the average daily principal amount of the Loans outstanding during the period of two fiscal quarters ending on such date of determination.

      PRO FORMA FIXED CHARGES. With respect to any date of determination, the sum of (i) Pro Forma Debt Service, plus (ii) Capital Expenditures (excluding Capital Expenditures financed from the proceeds of permitted Indebtedness or insurance or through Capitalized Leases) made by the Borrower and its Subsidiaries during the period of four consecutive fiscal quarters immediately preceding such date of determination, plus (iii) the aggregate amount of cash income taxes paid by the Borrower and its Subsidiaries during the period of four fiscal quarters ended on such date of determination, after excluding therefrom cash taxes paid during such period with respect to the gain from any Sale of one or more Stations during such period or any prior period.


      PROCEEDS. Collectively, Net Debt Proceeds, Net Sale Proceeds, Net Insurance Proceeds, and Net Securities Proceeds.

      PROJECTIONS.  See 5.4.2.

      PROPRIETARY RIGHTS.  See 5.6.

      REAL ESTATE. All real property at any time owned or leased by the Borrower or any of its Subsidiaries.

      REFERENCE BANKS. Collectively, for purposes of determining the Eurodollar Rate and in connection with other matters pertaining to the Eurodollar Rate Loans, Bank of Boston and all other Banks designated in a notice to the Borrower and all Banks by the Agent (after consultation with the Borrower and with the prior approval of the Majority Banks) to be Reference Banks.

      REGISTER.  See 17.3.

      RESTRICTED PAYMENTS. In relation to the Borrower or any of its Subsidiaries,


PAGE

      (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by such Person to its shareholders or other equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person;

      (b) any payment or prepayment by such Person (whether of principal, premium, interest or other sum) of or on account of, any payment or other distribution on account of the redemption, repurchase, defeasance, retirement or other acquisition for value of, or any sinking fund payment in respect of Indebtedness of such Person which is subordinated to the Obligations; and

      (c) any loan or advance by such Person to, or any other Investment by such Person in, any Affiliate of such Person (other than the Borrower or any of its Subsidiaries); and

      (d) any other payment or distribution (whether by cash, obligations, securities or other property) to any Affiliate of such Person (other than the Borrower or any of its Subsidiaries).

For purposes of this Credit Agreement and the other Loan Documents, the term "Restricted Payments" shall not include any salaries, bonuses, advances or other compensation to employees made by the Borrower or any of its Subsidiaries in the ordinary course of its business, any payments in respect of transactions described in any of clauses (1) through (6) of the last sentence of Section
4.11 of the ACC 9 3/4% Subordinated Indenture as in effect on the date hereof or any Investment permitted by Section 7.3(k).

      S&P.  Standard & Poor's Corporation.

      SALE. Any sale, transfer or other disposition of assets or other property, including by means of simultaneous exchange of Stations.

      SECURITY DOCUMENTS. The Pledge Agreement, and all other instruments that shall from time to time be identified by the Agent and the borrower as Security Documents.

      STATION. All licenses, franchises and permits (including all FCC Licenses) issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of providing commercial broadcasting of television or radio entertainment, together with all property owned or used in connection with the entertainment provided pursuant to, and all interests of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.


PAGE

      SUBORDINATED DEBT DOCUMENTS. Collectively, the ACC 9 3/4% Subordinated Indenture, the ACC 9 3/4% Subordinated Debentures, the Pledge and Escrow Agreement, the ACC 11 1/2% Subordinated Indenture and the ACC 11 1/2% Subordinated Debentures.

      SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

      VOTING STOCK. Stock or similar interests of any class or classes (however designated) the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      1.2  RULES OF INTERPRETATION.

      (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

      (b) The singular includes the plural and the plural includes the singular.

      (c) A reference to any law includes any amendment or modification to such law.

      (d) A reference to any Person includes its permitted successors and permitted assigns.

      (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

      (f)  The words "include", "includes" and "including" are not limiting.

      (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

      (h) Reference to a particular "" refers to that section of the agreement in which such reference appears unless otherwise indicated.


PAGE

      (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to the agreement in which they appear as a whole and not to any particular section or subdivision of that agreement unless otherwise specifically indicated.

      (j) The Section references and defined terms set forth in parentheticals at the end of certain definitions in 1.1 are intended for convenience of reference only to cite to other sections of this Credit Agreement where such terms are used and shall not define or limit the defined terms set forth in 1.1.

      2.  THE REVOLVING CREDIT FACILITY.

      2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the date of this Credit Agreement and the Maturity Date such sums as requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts then being requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts then being requested) shall not at any time exceed the Total Commitment, upon notice by the Borrower to the Agent given in accordance with 2.5. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan shall constitute a representation by the Borrower that the conditions set forth in 9 and 10, in the case of the initial Loans to be made on the Closing Date, and 10, in the case of all other Loans, have been satisfied on the date of such request.


      2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, a Commitment Fee calculated at the rate of three-eighths of one-percent (3/8%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment exceeds the outstanding amount of Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each calendar year, commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

      2.3.  Reduction of Commitments.

       (a) Optional Reduction of Commitments. The Borrower shall have the right at any time and from time to time upon two (2) Business Days' written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower


PAGE
delivered pursuant to this 2.3, the Agent will notify the Banks of the substance thereof. No reduction of the Commitments of the Banks may be reinstated.

      (B) MANDATORY REDUCTION OF COMMITMENT. Simultaneously with any receipt by the Borrower or any of its Subsidiaries of any Proceeds, the Total Commitment shall be reduced by the amount of such Proceeds.

      2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a face amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of receipt of any payment of principal on such Bank's Note, an appropriate notation reflecting such payment on the Note Record attached to such Bank's Note. The outstanding amount of the Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

      2.5 REQUESTS FOR LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Boston time) at least two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) whether such Loan shall initially be a Base Rate Loan or a Eurodollar Rate Loan and (iv) the Interest Period for such Loan (if such Loan shall be a Eurodollar Rate Loan). Promptly upon receipt of any such Loan Request, the Agent shall notify each of the Banks of the substance thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

      2.6.  FUNDS FOR LOANS.

      (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks, severally, will make available to the Agent, at its head office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by 9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make the aggregate amount of such Loan available to the Borrower. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage


PAGE
of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of its Commitment Percentage of any requested Loan.

      (b) The Agent may (unless notified to the contrary by any Bank prior to a Drawdown Date) assume that each Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount advanced by the Agent on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Loan, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loan shall become immediately available to the Agent, and the denominator of which is three hundred and sixty-five (365). A statement of the Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loan is not made available to the Agent by such Bank within three (3) Business Days of such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loan made on such Drawdown Date.

      2.7  MANDATORY REPAYMENTS AND PREPAYMENTS OF LOANS.

      2.7.1 The Borrower promises to pay the outstanding amount of all Loans on the Maturity Date.

      2.7.2. If at any time the sum of the outstanding amount of the Loans exceeds the Total Commitment, then the Borrower shall immediately repay principal of the Loans in an amount equal to the amount of such excess.

      2.7.3. Concurrently with the receipt by the Borrower or any of its Subsidiaries of any Net Disposition Proceeds, Net Securities Proceeds, Net Debt Proceeds, or Net Insurance Proceeds at any time while any Default or Event of Default shall be continuing, the Borrower shall prepay principal of the Loans in an amount equal to the amount of such Proceeds.

      2.7.4. Each prepayment of the Loans pursuant to this 2.7 shall be accompanied by the payment of accrued interest on principal of the Loans prepaid, together with any amounts required by 3.3 in respect of such prepayment. Each such prepayment shall be allocated among the Banks, in proportion, as nearly as


PAGE
practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments or prepayments not exactly in proportion.

      2.8 OPTIONAL REPAYMENTS OF LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium; provided that in the case of any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans prior to the end of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to 3.3. The Borrower shall give the Agent at least two (2) Eurodollar Business Days' notice of any proposed repayment of Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing. Each such partial payment of Loans shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each repayment pursuant to this 2.8 shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. Each such partial repayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments or prepayments not exactly in proportion.

      3.  INTEREST; CERTAIN GENERAL PROVISIONS.

      3.1.  INTEREST ON LOANS; PAYMENT.

      (A)  EURODOLLAR RATE LOANS.  Except as otherwise increased pursuant to
3.11 hereof, the outstanding amount of each Eurodollar Rate Loan shall bear interest during each Interest Period relating thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect for such Interest Period. The Borrower absolutely and unconditionally promises to pay interest on each Eurodollar Rate Loan in arrears on each Interest Payment Date with respect thereto.

      (B) BASE RATE LOANS. Except as otherwise increased pursuant to 3.11 hereof, the outstanding amount of each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time, plus the Applicable Margin in effect from time to time. The Borrower absolutely and unconditionally promises to pay interest on each Base Rate Loan in arrears on each March 31, June 30, September 30 and December 31, and on the Maturity Date.

      3.2. INTEREST PERIOD OPTIONS. Upon notice (a "Continuation or Conversion Notice") given to the Agent no later than 11:00 a.m. (Boston time) at least two (2) Eurodollar Business Days' prior to the expiration of an Interest Period applicable to any Eurodollar Rate Loan, or the commencement of any Interest Period for any Base Rate Loan to be converted to a Eurodollar Rate Loan, the Borrower may elect to continue such Loan as a Eurodollar Rate Loan upon the expiration of the then


PAGE
applicable Interest Period for another Interest Period of the duration specified in such notice, or convert a Base Rate Loan to a Eurodollar Rate Loan for the Interest Period specified in such notice; provided that no Eurodollar Rate Loan may be continued, and no Base Rate Loan may be converted to a Eurodollar Rate Loan, for an Interest Period in excess of seven (7) days when any Default or Event of Default has occurred and is continuing; provided further that the Eurodollar Rate Loan to which any particular Interest Period applies shall be in an aggregate principal amount of at least $500,000 or an integral multiple of $100,000 in excess thereof. Each continuation of a Eurodollar Rate Loan hereunder, and each conversion of a Base Rate Loan to a Eurodollar Rate Loan, shall be allocated between the Banks in proportion, as nearly as practicable, to such Bank's Commitment Percentage, with adjustments to the extent practicable to equalize any prior continuations not exactly in proportion.

      Any portion of the Loans for which the Borrower shall not have delivered a timely Continuation or Conversion Notice in accordance with the terms hereof shall be a Base Rate Loan upon the expiration of the current Interest Period for such Loan, until such time as such Base Rate Loan is converted to a Eurodollar Rate Loan in accordance with the terms hereof.

      3.3. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Eurodollar Rate Loans, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing as a Eurodollar Rate Loan after the Borrower has given (or is deemed to have given) a Loan Request or a Continuation or Conversion Request in accordance with 2.5 or 3.2 other than as a result of a default by any Bank, (c) the making of any payment of principal of any Eurodollar Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Loan, to the extent not off-set by income derived from the redeployment of such funds or (d) default by the Borrower in making any repayment of a Eurodollar Rate Loan after the Borrower has given a notice in accordance with 2.8. This covenant shall survive the termination of this Credit Agreement and payment in full of the Obligations.

      3.4. FUNDS FOR PAYMENTS. All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made by the Borrower to the Agent at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110 or at such other location that the Agent may from time to time designate, in each case in immediately available funds.

      3.5. COMPUTATIONS. All computations of interest on the Loans and of Commitment Fees shall be based on a 360 day year and twelve 30 day months and paid for the actual number of days elapsed. Except as otherwise specifically


PAGE
provided herein, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered conclusive and binding on the Borrower absent manifest error.

      3.6. INABILITY TO DETERMINE EURODOLLAR RATE. In the event the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable during any Interest Period for any Eurodollar Rate Loan, the Agent shall forthwith give notice by telecopier of such determination (which shall be conclusive and binding on the Borrower) to the Borrower at least one (1) Business Day before the first day of such Interest Period. In such event, (a) any Loan Request for a Eurodollar Rate Loan or Continuation or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn, (b) each Eurodollar Rate Loan will as of the last day of the then current Interest Period be converted to a Base Rate Loan and (c) the obligations of the Banks to make additional Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

      3.7. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over any Bank or its Eurodollar Lending Office shall assert that it is unlawful, for such Bank or its Eurodollar Lending Office to make or maintain Eurodollar Rate Loans, (a) such Bank shall forthwith give notice by telecopier to the Borrower of such circumstances, confirmed in writing (which notice shall be withdrawn by such Bank when such Bank shall reasonably determine that it shall no longer be illegal for such Bank or its Eurodollar Lending Office to make or maintain such Loans), (b) the commitment of such Bank to make or maintain Eurodollar Rate Loans shall forthwith be canceled and (c) such Bank's Loans then outstanding, if any, shall be converted automatically on the next succeeding last day of each Interest Period applicable to such Loans or within such earlier period as may be required by law to Base Rate Loans. The Borrower agrees promptly to pay the Agent for the account of each Bank, upon demand by the Agent, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this 3.7, including any interest or fees payable by the Banks to lenders of funds obtained by them in order to make or maintain their Eurodollar Rate Loans (the Agent's written notice of such costs, as certified to the Borrower, to be conclusive absent manifest error).

      3.8 ADDITIONAL COSTS, ETC. If any present or future applicable law, or any change in any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by


PAGE
any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

      (a) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Loans advanced by such Bank (other than taxes based upon or measured by the income or profits of such Bank), or

      (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to such Bank under this Credit Agreement or the other Loan Documents, or

      (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, or other similar requirements against assets held by, or deposits in or for the account of, or loans by, or commitments of, or letters of credit issued by, an office of any Bank, or

      (d) impose on any Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

	   (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment, or

	   (ii) to reduce the amount of principal, interest or other amounts payable to such Bank hereunder on account of such Bank's Commitment or the Loans, or

	   (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon written demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other


PAGE
sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby); provided that in the event that such additional cost, reduction, payment, or foregone interest or other sum which was incurred by such Bank is subsequently returned or reimbursed to such Bank, such Bank shall return or reimburse to the Borrower any additional amount paid pursuant to this 3.8 by the Borrower to such Bank with respect thereto. In the event that any of the foregoing events occur, each Bank will use its best efforts to take such actions as are reasonably feasible and available to such Bank to decrease the additional costs payable hereunder; provided that no Bank shall be required to transfer any activities related to this Agreement to any jurisdiction in which such Bank does not at such time regularly conduct ordinary banking operations. Such Bank shall give the Borrower written notice of any event causing such additional cost, reduction, payment or foregone interest or other sum within ninety (90) days of the occurrence thereof and the Borrower shall not be liable for any such costs incurred prior to the date which is ninety (90) days prior to the date of such notice.

      3.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to 3.8 and the changes as a result of which such amounts are due and the computations in reasonable detail pursuant to which such amounts were calculated, submitted by any Bank to the Borrower, shall be conclusive absent manifest error. Upon delivery of a notice to such Bank no more than thirty Business Days after receipt of such certificate, the Borrower shall have reasonable opportunity to review and discuss such computations with a responsible officer at such Bank.

      3.10. CAPITAL ADEQUACY. If any present or future, or any change in any present or future, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank determines that the amount of capital required to be maintained by it or such corporation is increased by or based upon the existence of its Commitment or the Loans made pursuant hereto, then such Bank may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the rates of interest payable hereunder, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty
(30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation to such Bank, such amount to be conclusive and binding on the Borrower, absent manifest error. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

PAGE

      3.11. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded daily and payable on demand at a rate per annum which is two percent (2%) above the highest per annum interest rate otherwise applicable to the Loans, until such amount shall be paid in full (after as well as before judgment).

      4. SECURITY. The Obligations shall be secured by a perfected first priority security interest in all of the outstanding capital stock of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Pledge Agreement, or, with respect to the Majority-Owned Subsidiaries, all of the outstanding capital stock of such Subsidiary owned by the Borrower or any of its Subsidiaries.

      5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks as follows:

      5.1.  CORPORATE AUTHORITY.

      (A) INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power and authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where (x) a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations or (y) the Borrower or such Subsidiary has applied for qualification to do business in such jurisdiction and such application is pending.

      (B) AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority and legal right of the Borrower and its Subsidiaries, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.


PAGE

      (C) ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of the Borrower and each such Subsidiary enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      5.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any such Subsidiary is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower or any of its Subsidiaries to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed, and except that the exercise of certain rights under the Loan Documents may require the consent of the FCC.

      5.3. TITLE TO PROPERTIES; LEASES. Other than as noted on the audited consolidated financial statements of the Borrower and its Subsidiaries as at the Balance Sheet Date, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and except for defects of title to certain real property which do not materially impair the value or usefulness thereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for liens which do not in the aggregate have a material adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect except to the extent that the failure to enjoy peaceful and undisturbed possession of such lease or the failure of such lease to be valid, subsisting and in full force and effect does not have a material adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole.

      5.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

      5.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, certified by Price Waterhouse LLP, the Borrower's independent certified public accountants. Such balance sheet and statements of income, retained earnings and cash flow have been prepared in


PAGE
accordance with Generally Accepted Accounting Principles consistently applied and are correct and complete and fairly present the financial condition of the Borrower and its Subsidiaries (to the extent owned on the date thereof) as at the close of business on the date thereof and the consolidated results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower and not disclosed in said balance sheet and the related notes thereto.

      5.4.2. PROJECTIONS. The projections delivered to the Banks, dated September 30, 1995, of the annual operating budgets and operating cash flow of the Borrower and its Subsidiaries on a consolidated and consolidating basis, for the 1996 to 2001 fiscal years (the "Projections"), disclose all assumptions made with respect to general economic, financial and market conditions used in formulating the Projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of the Projections. The Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

      5.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the related consolidated statements of income, retained earnings or cash flow for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

      5.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries, respectively, possesses or has a valid right to use all material franchises, patents, copyrights, inventions, technology, trademark registrations, trademarks, trade names, trade secrets, service marks, FCC Licenses, other licenses and permits, and rights in respect of the foregoing and, to the best of its knowledge, patent and trademark applications and rights in respect thereto (collectively, the "Proprietary Rights"), adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others which could affect or impair in a material manner the business or assets of the Borrower and its Subsidiaries, taken as a whole. Except as disclosed in the financial statements referred to in 4.4 hereof, the Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any Proprietary Rights of others by the Borrower or any of its Subsidiaries or (b) any Proprietary Rights of the Borrower or any of its Subsidiaries by others, in any way which might materially adversely affect the business, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.


PAGE

      5.7. NO LITIGATION. Except as set forth on Schedule 5.7, as of the date hereof, there are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined are reasonably likely to in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole or materially impair the right of the Borrower and its Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. As of the date hereof, there are no final judgments against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, exceeds in the aggregate $500,000.

       5.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Borrower's knowledge, is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or, to the best of the Borrower's knowledge, is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole.

      5.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that are reasonably likely to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations.

      5.10. TAX STATUS. The Borrower and, to the best of the Borrower's knowledge, its Subsidiaries have (a) made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by Generally Accepted Accounting Principles, have been established and (c) set aside on their books provisions reasonably adequate for the payment of all estimated taxes for


PAGE
periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      5.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      5.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

      5.13. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties and transactions described in any of clauses (1) through (6) of the last sentence of Section 4.11 of the ACC 9 3/4% Subordinated Indenture as in effect on the date hereof, none of the officers, directors or other key employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such key employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such key employee has a substantial interest or is an officer, director, trustee or partner.

      5.14.  ERISA COMPLIANCE.

      (A) IN GENERAL. To the best of the Borrower's knowledge, the Borrower and its Subsidiaries have complied in all material respects with provisions of the Code, to the extent applicable, and of ERISA relevant to the Borrower's Pension Plans (as defined in 3(2) of ERISA), including the provisions thereof respecting funding requirements for, and the termination of, such plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan complies with the minimum funding standards of 412 of the Internal Revenue Code.

      (B) GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any


PAGE

Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and except as disclosed on Schedule 5.14 attached hereto, the current value of all accrued benefits under each of such plans did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for such plans.

      (C) MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under 4201 of ERISA or as a result of a sale of assets described in 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of 4241 or 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under 4041A of ERISA.

      5.15.  PURPOSE CREDIT.

      (a) The Borrower has not engaged principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

      (b) The Borrower shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of or in connection with the Borrower's broker-dealer activities, if any, within the meaning of Regulation T of the Federal Reserve Board (Title 12, Part 220, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

      (c) The issuance of the Notes and the application of the proceeds thereof by the Borrower will not contravene Regulation X of the Federal Reserve Board (Title 12, Part 224, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.


PAGE

      5.16  ENVIRONMENTAL COMPLIANCE.  Except as set forth on Schedule 5.16,

      (a) The Borrower has no actual knowledge that any operator of the Real Estate, has violated, or is alleged to have violated, any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries, taken as a whole.

      (b) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (hereinafter "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

      (c) Neither the Borrower nor any of its Subsidiaries are subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or to the effectiveness of any other transactions contemplated hereby.

      5.17. COMPLIANCE WITH FAIR LABOR STANDARDS ACT. To the best of the Borrower's knowledge, the Borrower has at all times operated its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. 106 and 207) except to the extent that the Borrower's failure to comply therewith would not have a material adverse affect on the business, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole. To the best of the Borrower's knowledge, none of the Borrower's inventory has been produced by employees who are or were employed in violation of the


PAGE
minimum wage or maximum hour provisions of such Act or any regulations thereunder.

      5.18. CAPITAL STRUCTURE. Attached hereto as Schedule 5.18 is a schedule showing with respect to the Borrower and each Subsidiary of the Borrower (i) the jurisdiction in which it is organized, and (ii) the classes and number of authorized and outstanding shares of capital stock of the Borrower and each such Subsidiary, and the owner of such outstanding shares of capital stock.
All of the outstanding capital stock of the Borrower and each Subsidiary of the Borrower has been duly authorized and issued and is fully-paid and non-assessable; and, except as indicated in Schedule 5.18, free and clear of any pledge, charge, lien, security interest or other encumbrance or restriction on transfer.

      5.19. DISCLOSURE. No representation or warranty made by the Borrower in any of the Loan Documents or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects, or that might reasonably be expected to materially adversely affect, the business, property or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

      5.20.  LICENSES AND APPROVALS.

      (a) Except as set forth on Schedule 5.20, each of the Borrower and its Subsidiaries has all requisite power and authority and necessary licenses, permits and approvals, including all FCC Licenses, to hold the FCC Licenses and to own and operate its Stations and to carry on its businesses as now conducted.

      (b) Set forth in Schedule 5.20 is a complete list and brief description of all FCC Licenses of the Borrower and its Subsidiaries and the dates on which such FCC Licenses expire. Each such FCC License which is necessary to the operation of the business of the Borrower or any of its Subsidiaries is validly issued and in full force and effect. The Borrower and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to each such FCC License. No event has occurred which: (i) has resulted in, or after notice or lapse of time or both would result in, revocation or termination of any FCC License, or (ii) materially and adversely affects or in the future may materially adversely affect any of the rights of the Borrower or any of its Subsidiaries thereunder. No license or franchise, other than the FCC Licenses described in Schedule 5.20, is necessary, as of the date hereof, for the operation of the business (including the Stations) of the Borrower or any of its Subsidiaries as now conducted.

      (c) As of the date hereof, none of the Borrower or any of its Subsidiaries is a party to or has knowledge of any investigation, notice of violation, order or complaint issued by or before any governmental authority, including the FCC, or of any other proceedings (other than proceedings relating to the radio broadcasting


PAGE
industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of the Borrower or any of its Subsidiaries or the business of the Borrower or any of its Subsidiaries.

None of the Borrower or any of its Subsidiaries has reason to believe that any of the FCC Licenses described in Schedule 5.20 will not be renewed in the ordinary course. As of the date hereof, each of the Borrower and its Subsidiaries has filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses or the activities of such Person with respect thereto.

      5.21. SENIOR DEBT. The Obligations constitute "Senior Debt", as such term is defined under the ACC 9 3/4% Subordinated Indenture and the ACC 11 1/2% Subordinated Indenture.

      6. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans hereunder:

      6.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and the Commitment Fee, all in accordance with the terms of this Credit Agreement and the Notes.

      6.2. Maintenance of Office. The Borrower will maintain its chief executive office in Washington, D.C. or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

      6.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, in accordance with Generally Accepted Accounting Principals.

      6.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Agent and each of the Banks:

      (a)  as soon as practicable, but in any event not later than ninety-five
(95) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of income, retained earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without material


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
qualification as to any circumstance with could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole, by independent public accountants of nationally recognized standing selected by the Borrower, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

      (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters in each of the Borrower's fiscal years, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the Borrower's fiscal year then elapsed, together with comparative consolidated figures for the same periods of the preceding year, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles and accompanied by a certificate of the principal financial officer of the Borrower stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof and the results of their operations for the periods covered thereby (subject to the absence of footnotes and any year-end adjustments);

      (c) within 120 days after the end of each fiscal year of the Borrower, and within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a statement certified by the principal financial officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in 8.1, 8.2 and 8.3 as at the end of the period covered by the financial statements referred to in subsections (a) and (b) above, for such fiscal year or fiscal quarter, as applicable, or during such period as may be required, and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date (each a "Compliance Certificate");

      (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any holder of the Borrower's Funded Debt;

      (e) no later than thirty (30) days after the beginning of each fiscal year of the Borrower, the Borrower's consolidated financial projections for each such fiscal year prepared on a quarterly basis, including projections of revenues, expenses and operating cash flow, together with a statement of reasonable assumptions made by the Borrower in preparing such projections and explanations attached thereto;


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

      (f) from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries updating the Projections or, if applicable, updating any later such projections delivered in response to a request pursuant to this 6.4(f);

      (g) promptly upon the request of the Agent, all quarterly Arbitron audience surveys and other ratings reports prepared by Arbitron Rating Company with respect to the Stations owned or operated by the Borrower or any of its Subsidiaries that relate to the most recent "twelve plus" Arbitron ratings for each such Station and the most recent ratings for each such Station's target demographics;

      (h) promptly upon request by the Agent or any Bank, all detailed audits or reports submitted to the Borrower or any of its Subsidiaries by independent public accountants in connection with any annual or interim audits of the books of the Borrower or any Subsidiary; and

      (i) from time to time upon request by the Agent or any Bank, such other financial data, information or other documents (including, without limitation, accountants management letters and such other information regarding the business and affairs and condition, financial and other, of the Borrower, its Subsidiaries and their respective properties) as the Agent or any Bank may reasonably request, subject to the confidentiality provisions set forth in 27 hereof.

      6.5. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights, franchises and Proprietary Rights and those of its Subsidiaries except to the extent that the Borrower's failure to do so will not have a materially adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole. It (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment, (b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this 6.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the sole judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

      6.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its insurable properties and business against such casualties and contingencies


PAGE
as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Agent; provided, however, that the Borrower and any Subsidiary may self-insure for physical damage to automobiles, welfare benefits and against liability to workers in any state or jurisdiction, or may effect worker's compensation insurance therein through an insurance fund operated by such state or jurisdiction; and provided, further, that notwithstanding anything to the contrary contained herein, the Borrower or such Subsidiary will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire or explosion in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer and not in any event less than eighty percent (80%) of the full insurable value of the property insured.

      6.7. TAXES; ETC. The Borrower will, and will cause each of its Subsidiaries to, (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue or (b) properly file for and receive extensions for such payment and duly pay and discharge, or cause to be paid and discharged, within such extension period, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      6.8. INSPECTION OF PROPERTIES AND BOOKS. The Borrower shall permit the Agent to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (such accountants being hereby authorized by the Borrower to so discuss and advise) all at such reasonable times and intervals as the Agent may reasonably request; provided, that (i) the Agent shall give the Borrower reasonable notice prior to any such visit, inspection, examination or discussion, and (ii) if the Borrower requests, all such discussions with the Borrower's independent public accountants shall be in the presence of one or more officers of the Borrower. In connection with any such inspections or discussions, the Agent and each Bank will treat all non-public information as confidential information, and take all reasonable


PAGE
precautions to prevent such confidential information from being exposed to third parties and to those of its employees and representatives who do not need to know such confidential information; provided that this 6.8 shall not affect the disclosure by the Agent or any Bank of information required to be disclosed to its auditors, regulatory agencies or pursuant to subpoena or other legal process or by virtue of any other law, regulation, order or interpretation.

       6.9. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to,

      (a) Comply with (i) all Applicable Laws, including all Environmental Laws, which may be in effect from time to time, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties or business may be bound and (iv) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole. If at any time any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Borrower may fulfill any of the Obligations, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof;

      (b) Obtain all such Approvals and take all such other action with respect to any Governmental Authority as may be required for the execution, delivery or performance of this Credit Agreement and the other Loan Documents, and duly perform and comply with all of the terms and conditions of all Approvals so obtained;

      (c) Operate its Stations in accordance and in compliance in all material respects with the Communications Act, file in a timely manner all necessary applications for renewal of all FCC Licenses that are material to the operation of its Stations, and use its best efforts to defend any proceedings which could result in the termination, forfeiture or non-renewal of any such FCC License; and

      (d)  Promptly furnish or cause to be furnished to the Agent:

	   (i) a copy of any order or notice of any Communications Regulatory Authority which designates any of its FCC Licenses for a hearing or which refuses renewal or extension thereof, or revokes or suspends its authority to operate a Station;

	   (ii) a copy of any competing application filed with respect to any of its franchises, licenses (including FCC Licenses), rights, permits, consents or other authorizations pursuant to which it operates any Station;


PAGE

	   (iii)a copy of any citation, notice of violation or order to show cause issued by any Communications Regulatory Authority in relation to any of its Stations; and

	   (iv) a copy of any notice or application by it requesting authority to cease broadcasting on any Station or to cease operating any Station for any period in excess of five (5) days.

      6.10.  PENSION PLANS.  The Borrower and any ERISA Affiliate shall:

      (a) promptly after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred, notify the Agent that such ERISA Reportable Event has occurred.

      (b) promptly upon request make available to each Bank at the Borrower's principal place of business a copy of (i) any actuarial statement related to any pension plan required to be submitted under 103(d) of ERISA or (ii) any notice, report or demand sent or received by a pension plan under 4065 of ERISA;

      (c) furnish to each Bank forthwith, a copy of (i) any notice of a pension plan termination sent to the PBGC under 4041(a) of ERISA and (ii) any notice, report or demand sent or received by a pension plan under 4041, 4042, 4043, 4063, 4066 or 4068 of ERISA; and

      (d) furnish to each Bank a copy of any request for waiver from the funding standards or extension of the amortization periods required by 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

      6.11. FURTHER ASSURANCES. The Borrower will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

      6.12.  NOTICES.

      (a) The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.


PAGE

      (b) The Borrower will deliver to the Agent copies of all notices, elections, offers, requests or other information delivered by or on behalf of the Borrower to any holder or any representative, trustee or agent for any holder of any Indebtedness under the Subordinated Debt Documents, and copies of all notices, elections, demands and other information received by the Borrower or any of its Subsidiaries, agents or representatives from any holder or any representative, trustee or agent for any holder of Indebtedness under the Subordinated Debt Documents.

      6.13. FAIR LABOR STANDARDS ACT. The Borrower will, and will cause each of its Subsidiaries to, at all times operate its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. 206 and 207) if the failure to comply with such provisions might reasonably be expected to have a materially adverse affect on the Borrower and its Subsidiaries, taken as a whole.

	6.14. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that might reasonably be expected to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries on a consolidated basis.

      6.15. NOTIFICATION OF CLAIMS. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any uninsured set-off, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses which might reasonably be expected to have a materially adverse affect on the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries on a consolidated basis.

      6.16. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans for general corporate purposes not prohibited by this Credit Agreement, including without limitation the financing of capital expenditures and for working capital purposes.

      6.17. NOTICE OF LITIGATION, JUDGMENT AND MATERIAL EVENTS. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower individually or the Borrower and its Subsidiaries on a consolidated basis that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrower will, and will


PAGE
cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, (a) within ten (10) days of any judgment not covered by insurance or reserves, final or otherwise, against the Borrower or any of its Subsidiaries in an amount which in aggregate with other such judgments against the Borrower or any of its Subsidiaries exceeds $5,000,000 and (b) promptly after becoming aware thereof, of the occurrence of any event that it is reasonable to expect will be required to be reported to the Securities and Exchange Commission.

      6.18. IDENTIFICATION OF SUBSIDIARIES; PROVISION OF COLLATERAL. If and whenever any Subsidiary of the Borrower shall be created or acquired by the Borrower or any of its Subsidiaries at any time after the date hereof, the Borrower will:

	(a) furnish promptly to the Agent a written notice identifying such Subsidiary and setting forth with respect to such Subsidiary information of the kind required by 5.18 with respect to Subsidiaries as of the date hereof; and

      (b) promptly pledge or cause to be pledged to the Agent, upon the terms contained in the Pledge Agreement or a pledge agreement in or substantially in the form of the Pledge Agreement, all of the issued and outstanding shares of the capital stock of such Subsidiary.

      7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Obligations are outstanding or any Bank has any Commitment hereunder:

      7.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

      (a)  Indebtedness in respect of the Loans and the other Obligations;

      (b) Indebtedness of the Borrower under the ACC 9 3/4% Subordinated Debentures in the maxim aggregate principal amount of $275,000,000, less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest on such Indebtedness at a rate not to exceed nine and three-quarters percent (9 3/4%) per annum;

      (c) Indebtedness of the Borrower under the ACC 11 1/2% Subordinated Debentures in the maximum aggregate principal amount of $125,000,000, less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest on such Indebtedness at a rate not to exceed eleven and one-half percent (11.5%) per annum;

      (d) current liabilities of the Borrower or any of its Subsidiaries (including under any operating leases and studio and tower leases) incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the


PAGE
obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

      (e) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of 6.7;
       (f) Indebtedness in respect of (i) judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any of its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, (ii) final judgments against the Borrower or any of its Subsidiaries that in the aggregate do not exceed $5,000,000 and (iii) claims which are currently being contested in good faith by appropriate proceedings and if adequate reserves shall have been set aside with respect thereto;

      (g) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

       (h) obligations under Capitalized Leases not exceeding $5,000,000 in aggregate amount at any time outstanding;

      (i) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or any Subsidiary of the Borrower, provided that (i) the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed $40,000,000 at any one time and (ii) any such Indebtedness incurred shall not exceed the lesser of the purchase price for the property being acquired with the proceeds of such Indebtedness or the fair market value of such property at the time of acquisition;

      (j) Indebtedness existing on the date of this Credit Agreement and listed and described on Schedule 7.1 hereto;

      (k) Indebtedness of the Borrower or any of its Subsidiaries incurred at any time after the Closing Date that is not otherwise permitted by any of the other paragraphs of this 7.1, provided that the Agent and Majority Banks are satisfied on the date of incurrence of such Indebtedness and at all times thereafter that (i) all such Indebtedness is expressly subordinated, upon written terms and conditions completely satisfactory in form and substance to the Agent and the Majority Banks, in right of payment and exercise of remedies to the prior payment in full of all the Obligations (and any obligations refinancing or refunding the Obligations), (ii) the aggregate amount of all such Indebtedness does not at any time exceed $20,000,000, (iii) none of such Indebtedness is secured by any lien on any property (including any capital stock) of the Borrower or any of its Subsidiaries, and no Subsidiary of the Borrower has any contingent Obligation in respect of such Indebtedness, (iv) no


PAGE

Default or Event of Default is continuing on the date of incurrence of such Indebtedness or would result therefrom, (v) all mandatory payment, prepayment, redemption, repurchase, defeasance, sinking fund and similar obligations, all interest rates and payment dates, and all covenants, conditions, events of default and other provisions in respect of such Indebtedness are satisfactory in form and substance to the Agent and the Majority Banks, and (vi) the proceeds of all such Indebtedness are used by the Borrower for general working capital purposes; and

      (l) intercompany Indebtedness of any Subsidiary of the Borrower to the Borrower in respect of Investments permitted by 7.3.

      7.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

	   (i) liens to secure taxes, assessments and other government charges in respect of obligations or liens on properties to secure claims for labor, material or supplies in respect of obligations, in either case which are not overdue or are being contested in good faith;


	   (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

	   (iii) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by 7.1(d);

	   (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties (A) in existence less than one hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue and (B) if such liens are being contested in good faith and by appropriate proceedings;


PAGE

	   (v) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

	   (vi) purchase money liens securing Indebtedness permitted by 7.1(i), and liens under Capitalized Leases permitted by 7.1(h);

	   (vii) liens under the Pledge and Escrow Agreement securing Obligations in respect of the ACC 9 3/4% Subordinated Debentures;

	   (viii) liens under the Pledge Agreement securing the Obligations;
      and

	   (ix)   presently outstanding liens listed on Schedule 7.2 hereto.

      7.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

      (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

      (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, and investments in investment accounts held by the Borrower at Riggs National Bank, provided that such investments are maintained in a manner consistent with the historical cash management practices of the Borrower;

      (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

      (d) Investments existing on the date hereof and listed on Schedule 7.3 hereto;

      (e) Investments consisting of intercompany loans and advances by (i) any Subsidiary of the Borrower in any other Subsidiary of the Borrower or (ii) the Borrower in any Subsidiary of the Borrower;


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

      (f) Investments by the Borrower in the common stock of any Subsidiary of the Borrower, and by any Subsidiary of the Borrower in the common stock of any other Subsidiary of the Borrower;

      (g) Investments consisting of seller notes received as proceeds of asset dispositions permitted by 7.5;

      (h) Investments consisting of loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,500,000 in the aggregate at any time outstanding;

      (i)  Permitted Acquisitions;

      (j)  Investments constituting Restricted Payments permitted by 7.4(f);
and

      (k) other Investments in an amount not to exceed $6,000,000 in the aggregate after the Closing Date.

      7.4. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any Subsidiary to, make any Restricted Payments other than:

      (a) the declaration and payment by any Subsidiary of the Borrower of cash dividends to the Borrower;

      (b) payments by the Borrower of accrued unpaid interest on ACC 9 3/4% Subordinated Debentures at the annual rate of nine and three-quarters percent (9 3/4%) per annum, provided that such payments are required by the interest payment provisions, and are not prohibited by the applicable subordination provisions, contained in the ACC 9 3/4% Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

      (c) mandatory redemptions by the Borrower of ACC 9 3/4% Subordinated Debentures in amounts required by the ACC 9 3/4% Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement, provided that such mandatory redemptions are not prohibited by the applicable subordination provisions of the ACC 9 3/4% Subordinated Indenture;

      (d) payments by the Borrower of accrued unpaid interest on ACC 11 1/2% Subordinated Debentures at the annual rate of eleven and one-half percent (11 1/2%) per annum, provided that such payments are required by the interest payment provisions, and are not prohibited by the applicable subordination provisions, contained in the ACC 11 1/2% Subordinated Indenture as in effect on the date hereof or as amended from time to time in compliance with this Credit Agreement;

      (e) mandatory redemptions by the Borrower of ACC 11 1/2% Subordinated Debentures in amounts required by the ACC 11 1/2% Subordinated Indenture as in


PAGE
effect on the date hereof or as amended from time to time in compliance with this Credit Agreement, provided that such mandatory redemptions are not prohibited by the applicable subordination provisions of the ACC 11 1/2% Subordinated Indenture;

      (f) payments by the Borrower of cash dividends on outstanding shares of its capital stock or loans or advances to Affiliates (other than Subsidiaries of the Borrower), and payments by any Majority-Owned Subsidiary of cash dividends on outstanding shares of its capital stock to any Person other than the Borrower or a wholly-owned Subsidiary of the Borrower, provided that (i) no Default or Event of Default is continuing on the date of any such payment or would result therefrom, and (ii) the aggregate amount of such payments by the Borrower and the Majority-Owned Subsidiaries during any fiscal quarter of the Borrower shall not exceed the excess of (A) Consolidated Excess Cash Flow for the period from October 1, 1995 through the end of the most recently completed fiscal quarter of the Borrower, over (B) the aggregate amount of such payments made by the Borrower and the Majority-Owned Subsidiaries during the period from October 1, 1995 through the end of the most recently completed fiscal quarter.

      7.5. MERGERS, ACQUISITIONS, DISPOSITIONS OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any acquisition or Sale of any assets or other property except:

      (a) the merger or consolidation of two or more Subsidiaries of the Borrower;

      (b) the acquisition of assets (other than Stations), the disposition of assets (other than Stations or Subsidiaries), the disposition of items of obsolete equipment which are not material to the operation of the business of the Borrower or its Subsidiaries, and the sale of programming time, in each case in the ordinary course of business consistent with past practices;

      (c) the disposition of any Station, provided that (i) at least 75% of the consideration for such disposition is in the form of cash, (ii) the Net Disposition Proceeds from such disposition shall be applied to prepay the Loans pursuant to 2.7.3, (iii) the total value of all consideration received by the Borrower or any of its Subsidiaries in connection with all such dispositions (including the fair market value of any property other than cash received by the Borrower or any of its Subsidiaries in connection with any such disposition) after the Closing Date shall not exceed $75,000,000, and (iii) no Default or Event of Default is continuing on the date of such disposition or would result therefrom; and

      (d)  Permitted Acquisitions.

      7.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property


PAGE
owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

      7.7. FEDERAL REGULATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will not, directly or indirectly, use any part of the proceeds of any Loans for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of such Board of Governors.

      7.8. RESTRICTIONS ON ABILITY TO REPAY LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, become or remain subject to any restriction which could reasonably be expected to impair the Borrower's ability to repay in full its Obligations hereunder, including, without limitation, any restriction which would prohibit the distribution by any Material Subsidiary to the Borrower of proceeds from asset sales.

      7.9. EMPLOYEE BENEFIT PLANS. Neither the Borrowers nor any ERISA Affiliate will:

      (a) engage in any "prohibited transaction" within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

      (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in 302 of ERISA, in excess of $500,000, whether or not such deficiency is or may be waived; or

      (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to 302(f) or 4068 of ERISA; or

      (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      7.10. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as permitted by any applicable Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the


PAGE
handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner which is likely to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that might reasonably be expected to violate any Environmental Law or bring such Real Estate in violation of any Environmental Law if any of the foregoing would be reasonably likely to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

      7.11. NO AMENDMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit any amendment, supplement or other modification of any charter document or by-laws of the Borrower or any of its Subsidiaries or any Subordinated Debt Document that, in any such case, would adversely affect the Lenders.

      8.  FINANCIAL COVENANTS OF THE BORROWER.

      8.1. CONSOLIDATED EBITDA TO CONSOLIDATED TOTAL INTEREST EXPENSE. The Borrower will not permit, as at the end of any fiscal quarter ending during any period set forth in the table below, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending at such date, to (b) Consolidated Total Interest Expense for such period of four fiscal quarters, to be less than the ratio set forth opposite such period:

	      Period                                   Ratio
	     -------                                  ------
       Closing Date to 12/31/97                       1.60:1
       1/1/98 and thereafter                          1.75:1


      8.2. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio as at the end of any fiscal quarter ending during any period set forth in the table below to exceed the ratio set forth opposite such period in the table below:

	      Period                                   Ratio
	     -------                                  ------
       Closing Date to 12/31/96                       6.00:1
       1/1/97 to 9/30/97                              5.75:1
       10/1/97 to 9/30/98                             5.50:1
       10/1/98 to 9/30/99                             5.00:1


PAGE

       10/1/99 to 9/30/00                             4.75:1
       10/1/00 and thereafter                         4.50:1

      8.3. PRO FORMA FIXED CHARGE COVERAGE. The Borrower will not permit, as at the end of any fiscal quarter ending during any period set forth in the table below, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended, to (b) Pro Forma Fixed Charges for the period of four fiscal quarters after such date, to be less than the ratio set forth opposite such period in the table below:

	      Period                                   Ratio
	     -------                                  ------
       Closing Date through 12/31/97                  1.05:1
       1/1/98 and thereafter                          1.15:1

      9. CLOSING CONDITIONS. The effectiveness of this Credit Agreement and the obligation of any Bank to make Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

      9.1. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

      9.2. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

      9.3. OPINION OF BORROWER'S LEGAL COUNSEL. Each of the Banks and the Agent shall have received (a) from Fulbright & Jaworski, LLP, legal counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent dated the Closing Date, in substantially the form of Exhibit E hereto, and (b) from Gerald Fritz, FCC counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent, dated the Closing Date, in substantially the form of Exhibit F hereto.

      9.4. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower a copy of the Borrower's charter or other incorporation documents and by-laws certified by the Secretary of the Borrower to be true and complete as of the Closing Date.

      9.5. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower an incumbency certificate, dated the Closing Date, signed by a duly


PAGE
authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which it is or is to become a party; (b) to make application for the Loans; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      9.6. GOOD STANDING CERTIFICATES. The Agent shall have received, with a copy for each Bank, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the jurisdiction of its incorporation and each jurisdiction in which a failure to so qualify could have a materially adverse effect on the business, operations, property or financial or other condition of the Borrower.

      9.7 UCC SEARCH RESULTS. The Agent shall have received from the Borrower the results of UCC searches authorized by the Borrower, indicating no outstanding liens, other than Permitted Liens, against the Borrower, any of its Subsidiaries, or Allbritton Group, Inc., and otherwise in form and substance satisfactory to the Agent.

      9.8 PLEDGED STOCK. The Agent shall have received in pledge original stock certificates evidencing all the outstanding capital stock of the Borrower and its Subsidiaries (or, in the case of the Majority-Owned Subsidiaries, 80% of the outstanding capital stock thereof), together with two stock powers for each such certificate duly endorsed in blank.



      9.9. CLOSING FEE. The Borrower shall pay to the Agent, for the accounts of the Bank, in accordance with their respective Commitment Percentages, a one-time closing fee in the amount of $235,000.

      10. CONDITIONS TO ALL BORROWINGS. The obligation of any Bank to make any Loan, including the initial Loan to be made on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

      10.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrower contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.


PAGE

      10.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make the Loans.

      10.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      10.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent's Special Counsel, and the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

      11. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

      (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

      (b) the Borrower shall fail to pay any interest, fees, or other sums due hereunder or under any of the other Loan Documents, on or prior to the fifth day immediately succeeding the day on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

      (c) the Borrower or any Subsidiary of the Borrower shall fail to (i) comply with any covenants contained in this Credit Agreement or any of the other Loan Documents other than payment covenants described in paragraphs (a) and (b) above for twenty (20) days after written notice of such failure has been given to the Borrower by the Agent or (ii) comply with any covenant or agreement set forth in any Subordinated Debt Document after the period of grace applicable thereto;

      (d) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made;

      (e) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in an amount equal to $4,000,000;


PAGE

      (f) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

      (g) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

      (h) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, against such Person(s) exceeds $4,000,000;

      (i) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

      (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $4,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension


PAGE

Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

      (k) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

      (l) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit (including any FCC License) now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

      (m) the Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $9,000,000;

      (n) Joe L. Allbritton, any member of his immediate family, any trust of which he and/or any such family members are the sole beneficiaries and any charitable trust formed and controlled by Joe L. Allbritton shall, at any time and in the aggregate, legally or beneficially own, directly or indirectly through one or more wholly-owned corporation, less than one hundred percent (100%) of the outstanding shares of capital stock of the Borrower (other than the Borrower's Series A Redeemable Preferred Stock outstanding on the date hereof);

      (o) the Borrower shall, at any time, legally or beneficially own, directly or indirectly through one or more other Subsidiaries, less than one hundred percent (100%) of the outstanding shares of capital stock of each of its Subsidiaries (or, with respect to the Majority-Owned Subsidiaries, at least 80% of the outstanding shares of capital stock of each Majority-Owned Subsidiary);

      (p) the on-the-air broadcasting operations of any Station or Stations owned by the Borrower or any of its Subsidiaries accounting for, in the aggregate, ten percent (10%) or more of the consolidated net operating revenues of the Borrower and its Subsidiaries are interrupted at any time for more than one hundred and twenty (120) hours during any period of twenty (20) consecutive days;

      (q) the commencement of proceedings to suspend, revoke, terminate or substantially and adversely modify any material FCC License if such proceeding shall continue uncontested for forty-five (45) days, or the designation of an application for renewal of any such material FCC License for an evidentiary hearing if it is reasonably likely that the result thereof shall be the termination, revocation or suspension of such FCC License; then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement and the Notes to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in 11(g) or 11(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.


PAGE

      If any one or more of the Events of Default specified in 11(g) or 11(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans hereunder. If any other Event of Default shall have occurred and be continuing, the Agent, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Banks arising under other agreements or instruments.

      11.1 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to 11.1, each Bank, if owed any amount with respect to the Loans, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or any Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      11.2 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, any Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:


PAGE

      (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral and to support the provision of adequate indemnity to the Agents against all taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

      (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, and Obligations under any interest rate protection agreement, shall be made among the Banks pro rata in relation to their share of such type of Obligation; and provided, further, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable (for purposes of this 11.2(b), Obligations arising under any interest rate protection agreement and principal with respect to the Loans shall be treated as the same type of Obligation);

      (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to 9- 504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

      (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      12. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness included in the Obligations and owing to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness included in the Obligations and owing to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim in respect of the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect


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				       -55-

to the Obligations owing to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      13.  THE AGENT.

      13.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to the Agent, together with such powers as are reasonably incident thereto.

      13.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents.

The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and upon the occurrence and during the continuation of a Default or an Event of Default, all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      13.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      13.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement or the Notes or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is


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				       -56-

true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or the other Banks, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

      13.5. PAYMENTS. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to Obligations, a payment to the Agent shall be deemed to be a payment to each Bank of its pro rata share of such payment.

      13.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

      13.7. INDEMNITY. The Banks jointly and severally agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by 14 or 15), and liabilities of every nature and character arising out of or related to this Credit Agreement or the Notes or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      13.8. AGENT AS BANK. In its individual capacity, Bank of Boston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

      13.9.  RESIGNATION.  The Agent may resign at any time by giving ninety
(90) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint another Bank or any other financial institution as the successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor, if other than a Bank, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then


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				       -57-

the retiring Agent may, on behalf of the Banks, appoint a successor Agent.
Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      14. EXPENSES. The Borrower agrees to pay (a) the reasonable cost of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Banks with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, and (e) all reasonable out-of-pocket expenses (including reasonable attorneys' (which attorneys may be employees of any Bank or the Agent) fees and costs) incurred by any Bank or the Agent in connection with (i) the enforcement of any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default,
(ii) any so-called "work- out" of the Obligations and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries. The covenants of this 14 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

      15. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions evidenced hereby unless any such claims, actions or suits arise out of the Agent's or the Banks' intentional misconduct or gross negligence. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this 13 are unenforceable for any reason, the


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

Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

      16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding or any Bank has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

      17.  ASSIGNMENT AND PARTICIPATION.

      17.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; provided that
(a) the Agent and the Borrower (unless such assignment is (i) to any Federal Reserve Bank or (ii) from the Agent to an affiliate of an Agent) shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is not less than $5,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in 17.3, be released from its obligations under this Credit Agreement and (iii)
Schedule 1.1(a) shall be deemed to be automatically amended to reflect the change in the Banks and each Bank's Commitment and Commitment Percentage resulting from such Assignment and Acceptance.

      17.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties


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
hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in 5.4 and 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

      17.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

      17.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such


PAGE
assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Upon the request of any Bank, the Borrower shall within five (5) days of the issuance of any new Notes pursuant to this 16.4, at the requesting Bank's expense, deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance reasonably satisfactory to the Majority Banks. The surrendered Notes shall be canceled and returned to the Borrower.

      17.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      17.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices, any Bank may in accordance with the terms of 27 hereof disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.


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				       -61-

      17.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to 11, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to 11 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

      17.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to 14 and 15 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this 17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      17.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Agent and each of the Banks.

      18. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:


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				       -62-

      (a) if to the Borrower, at 808 17th Street, N.W., Suite 300, Washington, D.C. 20006, Attention: Henry Morneault (with a copy to Fulbright & Jaworski, 801 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2604, Attention: Michael Conlon, Esq. ) or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

      (b) if to the Agent or Bank of Boston, at the address set forth for Bank of Boston on Schedule 1.1(a) hereto or such other address for notice as Bank of Boston shall last have furnished in writing to the Person giving the notice;

      (c)  if to any other Bank, at the address set forth for such Bank in
Schedule 1.1(a) hereto or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if telecopied, or delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by registered or certified first-class mail, postage prepaid, three days after the date mailed.

      19. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER, THE AGENT AND THE BANKS CONSENT TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY MATTER RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

      20. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      21. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      22. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in 24.


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				       -63-

      23. WAIVER OF JURY TRIAL. Each of the Borrower, the Agent and the Banks hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Credit Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications contained herein.

      24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (i) the Maturity Date and the amount of the Commitments of the Banks may not be changed, (ii) the rate of interest on the Loans and the amount of the Commitment Fee hereunder may not be decreased, (iii) all or substantially all of the collateral security for the loans may not be released, and (iv) the terms of this 24 may not be changed without the written consent of the Borrower and the written consent of each of the Banks; the definition of Majority Banks may not be amended without the written consent of each of the Banks; and 13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      25. FCC APPROVAL. Notwithstanding anything to the contrary contained in this Credit Agreement or in the other Loan Documents, neither the Agent nor any Bank will take any action pursuant to this Agreement or any of the other Loan Documents, which would constitute or result in a change in control of the Borrower or any of its Subsidiaries requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. After the occurrence of an Event of Default, the Borrower shall take or cause to be taken any action which the Agents may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Agents to exercise and enjoy the full rights and benefits granted to the Agent, for the benefit of the Banks by this Credit Agreement or any of the other Loan Documents, including, at the Borrower's cost and expense, the use of the Borrower's best efforts to assist in obtaining such approval for any action or


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				       -64-

transaction contemplated by this Credit Agreement or any of the other Loan Documents for which such approval is required by law.

      26. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

      27. CONFIDENTIALITY. Each of the Banks and the Agent agrees to keep any non-public information delivered or made available to it pursuant to this Credit Agreement or any other Loan Document confidential from any Person other than officers, employees, agents, designees or representatives of such Bank or the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering this Credit Agreement or any of the other Loan Documents; provided, that, nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to any assignee or participant that has agreed in writing to comply with the confidentiality provision of this 27 in connection with the contemplated assignment or participation, (ii) to any of its Affiliates to the extent any such Affiliates require such information in the ordinary course of the Agent's or such Bank's credit committee or asset management procedures, or (iii) as required or requested by any governmental authority or representative thereof or pursuant to legal process or as required in connection with the exercise or any remedy under this Credit Agreement or any of the other Loan Documents.


PAGE

				       -65-
      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

			  ALLBRITTON COMMUNICATIONS
			  COMPANY



			  By /S/ Henry D. Morneault
			     ________________________________________________

			     Name: Henry D. Morneault
			     Title: Vice President


			  THE FIRST NATIONAL BANK
			    OF BOSTON, individually and
			      as Agent


			  By: /S/ Lisa C. Gallagher
			      ___________________________________________

			     Name: Lisa C. Gallagher
			     Title: Managing Director


			  MELLON BANK



			  By: /S/ John T. Kranefuss
			      ___________________________________________

			     Name: John T. Kranefuss
			     Title: Assistant Vice President


			  BANK OF MONTREAL



			  By: /S/ Rene Encarnacion
			      ___________________________________________

			     Name: Rene Encarnacion
			     Title: Director



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